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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report with respect to the financial statements of Sila Communications Limited dated February 2, 2001, except for Note 16 as to which the date is March 30, 2001, included in the Annual Report (Form 10-K) of Aether Systems, Inc. for the year ended December 31, 2000, filed with the Securities and Exchange Commission, in Amendment No. 2 to the Registration Statement (Form S-3/A No. 333-56154) of Aether Systems, Inc. for the registration of 3,023,560 shares of common stock of Aether Systems, Inc.

/s/ ERNST & YOUNG                                                  ERNST & YOUNG

London, England

April 30, 2001